                                                                    Exhibit 24.1


                               Power of Attorney

         KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally John L. Westermann III and Jack D. Dennison, and each one of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                    TITLE                            DATE
---------                    -----                            ----

/s/ MARTIN J. WYGOD          Chief Executive Officer          September 29, 2000
-------------------------    and Director
Martin J. Wygod              (Principal Executive Officer)

/s/ DENNIS B. GILLINGS       Director                         September 29, 2000
-------------------------
Dennis B. Gillings

/s/ ERIC J. GLEACHER         Director                         September 29, 2000
-------------------------
Eric J. Gleacher

/s/ W. MICHAEL LONG          Director                         September 29, 2000
-------------------------
W. Michael Long

/s/ CHARLES G. V. STEVENS    Director                         September 29, 2000
-------------------------
Charles G. V. Stevens